Exhibit 99.1
FOR IMMEDIATE RELEASE
MaxLinear, Inc. Announces Third Quarter 2015 Financial Results
Third Quarter Revenue Increases to $95.2 million Reflecting First Full Quarter of Entropic Acquisition Contribution
Carlsbad, Calif. – November 3rd, 2015 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications, pay-TV and the connected home, and data center, metro, and long-haul transport network applications, today announced financial results for the third quarter ended September 30, 2015.
Management Commentary
“We are pleased to announce third quarter 2015 revenue of $95.2 million, our first quarter reflecting a full-quarter of contribution from the acquisition of Entropic Communications. The third quarter revenue represents an increase of 34 percent sequentially, which was slightly above the midpoint of our upwardly revised prior guidance,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “This quarter’s revenue strength was broad-based, with increases across all of our end-market focus areas: operator, infrastructure and other, and legacy video SoC. Within this broad-based strength, areas representing the most significant sequential increases included satellite outdoor units, MoCA® solutions across both cable and satellite operators, Physpeed optical interconnects, and legacy video SoCs. We are also pleased to report a correspondingly strong quarter of operating cash flow, one in which we generated a record $22.0 million, reflecting our continued focus on tight operating expense management and related progress made towards the integration of Entropic. As we look to finish 2015 strongly, we are encouraged by the progress we are making in exploiting new and exciting opportunities for our leading analog and mixed-signal technology platform.”
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the third quarter 2015 was $95.2 million, an increase of 34.4 percent compared to the second quarter 2015, and an increase of 193 percent compared to the third quarter 2014. Gross profit for the third quarter 2015 was 53.6 percent of revenue, compared to 38.0 percent for the second quarter 2015, and 61.2 percent for the third quarter 2014. The gross profit for the third quarter 2015 was impacted by $1.6 million in amortization of intangible assets and $0.9 million in amortization of inventory step-up related to the Entropic acquisition.
Operating expenses for the third quarter 2015 were $49.4 million, a decrease of 16 percent compared to the second quarter 2015, and an increase of 114 percent compared to the third quarter 2014. Operating expenses as a percentage of revenue represented 52 percent for the third quarter 2015, 83 percent for the second quarter 2015 and 71 percent for the third quarter 2014.
Net income for the third quarter 2015 was $1.6 million, or $0.03 per share (diluted), which included $13.6 million and $0.1 million in amortization of intangible assets related to the Entropic and Physpeed acquisitions, respectively, and restructuring charges of $0.4 million. These results compare to a net loss of $30.6 million, or $0.58 per share (diluted), for the second quarter 2015, and net loss of $3.2 million, or $0.09 per share (diluted), for the third quarter 2014.
Cash flow provided by operations for the third quarter 2015 totaled $22.0 million, compared to cash provided by operations of $4.6 million for the second quarter 2015, and cash provided by operations of $6.4 million for the third quarter 2014.
Cash, cash equivalents and investments totaled $104.8 million at September 30, 2015, compared to $82.1 million at June 30 2015, and $93.9 million at September 30, 2014.
Non-GAAP Results
Non-GAAP gross profit percentage for the third quarter 2015 was 56.7 percent of revenue, compared to 58.4 percent for the second quarter 2015, and 61.3 percent for the third quarter 2014.

Non-GAAP operating expenses were $29.1 million, $29.3 million and $18.2 million for the third quarter 2015, second quarter 2015 and third quarter 2014, respectively. Non-GAAP operating expenses decreased 1 percent when compared to the second quarter 2015, and increased 60 percent when compared to third quarter 2014. Non-GAAP operating expenses as a percentage of revenue represented 31 percent, 41 percent and 56 percent for the third quarter 2015, second quarter 2015 and third quarter 2014, respectively.
Non-GAAP net income for the third quarter 2015 was $25.1 million, or $0.40 per share (diluted), compared to $11.5 million, or $0.21 per share (diluted), for the second quarter 2015, and $1.7 million, or $0.04 per share (diluted), for the third quarter 2014.
Fourth Quarter 2015 Revenue and Gross Margin Guidance
We expect revenue in the fourth quarter of 2015 to be between $95 million and $100 million, and GAAP and non-GAAP gross profit percentages to be 53 percent and 57.5 percent of revenue, respectively.

Conference Call Details
MaxLinear will host its third quarter 2015 financial results conference call today, November 3, 2015 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-481-2844 / International: 1-719-325-2393 with conference ID: 893588. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until November 17, 2015. A replay of the conference call will also be available until November 17, 2015 by dialing US toll free: 1-888-203-1112 / International: 1-719-457-0820 and referencing passcode: 893588.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for fourth quarter 2015 revenue and gross profit percentage); and trends and growth opportunities in our product markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include, among others, integration risks arising from our acquisition of Entropic; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 filed with the SEC on March 12, 2015 and our subsequent Forms 10-Q. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which MaxLinear expects to file with the SEC in November 2015.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross profit percentage, operating expenses and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2015, which if achieved we intend to settle in shares of our class A common stock in 2016; (iii) an accrual related to our performance based bonus plan for 2014, which we settled in stock in May 2015; (iv) amortization of purchased intangible assets; (v) amortization of inventory step-up; (vi) acquisition and integration costs related to our recently completed acquisitions of Physpeed and Entropic; (vii) restricted merger proceeds; (viii) change in fair value of contingent consideration; (ix) severance charges; (x) restructuring charges related to our acquisition of Entropic; (xi) impairment of production masks; (xii) professional fees and settlement costs related to our previously disclosed IP litigation matters; and (xiii) release of valuation allowance due to net deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.
Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2015 and 2014. Bonus payments for the 2014 and first half of the 2015 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in May and August 2015, and we currently expect that any bonus payments under our 2015 programs for the second half of 2015 will also be settled in Class A common stock.

While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Restricted stock units to be granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, amortization of inventory step-up, acquisition and integration costs primarily consisting of professional and consulting fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which will be paid on a quarterly basis through October 31, 2016 and the change in fair value of contingent consideration.
Restructuring charges incurred are related to our restructuring plan which addresses issues primarily relating to the integration of the Company and Entropic businesses. Severance charges incurred relate primarily to our exit of research and development activities in Shanghai, China and other non-recurring charges related to the termination of employees.

Expenses incurred in relation to impairment of production masks reflect costs that were previously capitalized but for which future use is no longer expected.
Expenses incurred in relation to our intellectual property litigation include professional fees incurred.
The acquisition of Entropic resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit (provision) for income taxes.
Reconciliations of non-GAAP measures disclosed in this press release appear below.
About MaxLinear, Inc.
MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications, pay-TV and the connected home, and data center, metro, and long-haul transport network applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Brian Nugent, CFA
Finance and Investor Relations Manager
Tel: 949-333-0237
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2015 (1)	June 30, 2015 (2)	September 30, 2014
Net revenue	$95,191	$70,824	$32,541
Cost of net revenue	44,141	43,882	12,632
Gross profit	51,050	26,942	19,909
Operating expenses:
Research and development	23,491	23,993	14,957
Selling, general and administrative	25,457	23,620	8,141
Restructuring charges	425	11,389	—
Total operating expenses	49,373	59,002	23,098
Income (loss) from operations	1,677	(32,060)	(3,189)
Interest income	47	51	61
Other income (expense), net	407	(22)	(49)
Income (loss) before income taxes	2,131	(32,031)	(3,177)
Provision (benefit) for income taxes	549	(1,384)	28
Net income (loss)	$1,582	$(30,647)	$(3,205)
Net income (loss) per share:
Basic	$0.03	$(0.58)	$(0.09)
Diluted	$0.03	$(0.58)	$(0.09)
Shares used to compute net income (loss) per share:
Basic	60,644	52,586	36,901
Diluted	63,209	52,586	36,901
___________________________________________
(1) Included three months of Entropic operations.
(2) Included two months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2015 (1)	September 30, 2014
Net revenue	$201,411	$100,634
Cost of net revenue	101,748	38,426
Gross profit	99,663	62,208
Operating expenses:
Research and development	62,765	41,944
Selling, general and administrative	60,021	24,590
Restructuring charges	11,814	—
Total operating expenses	134,600	66,534
Loss from operations	(34,937)	(4,326)
Interest income	168	182
Other income (expense), net	351	(79)
Loss before income taxes	(34,418)	(4,223)
(Benefit) provision for income taxes	(631)	456
Net loss	$(33,787)	$(4,679)
Net loss per share:
Basic	$(0.67)	$(0.13)
Diluted	$(0.67)	$(0.13)
Shares used to compute net loss per share:
Basic	50,528	36,127
Diluted	50,528	36,127
___________________________________________
(1) Included five months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Operating Activities
Net income (loss)	$1,582	$(30,647)	$(3,205)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	17,296	12,227	1,322
Amortization of investment premiums, net	57	55	168
Amortization of inventory step-up	958	13,286	—
Stock-based compensation	5,032	6,301	4,002
Deferred income taxes	251	(1,960)	—
Gain on disposal of property and equipment	(39)	—	—
Loss on sale of available-for-sale securities	21	—	—
Impairment of long-lived assets	153	—	8
Impairment of lease	568	5,593	—
Changes in operating assets and liabilities:
Accounts receivable	(205)	8,319	233
Inventory	1,581	(9,659)	187
Prepaid and other assets	(2,684)	3,800	(60)
Accounts payable, accrued expenses and other current liabilities	(9,370)	(2,530)	(1,086)
Accrued compensation	3,342	(371)	1,461
Deferred revenue and deferred profit	3	502	2,256
Accrued price protection liability	3,925	(372)	973
Other long-term liabilities	(513)	90	102
Net cash provided by operating activities	21,958	4,634	6,361
Investing Activities
Purchases of property and equipment	103	(436)	(3,126)
Purchases of intangible assets	(100)	—	—
Cash used in acquisition, net of cash acquired	—	(3,615)	—
Purchases of available-for-sale securities	(25,712)	(3,815)	(6,693)
Maturities of available-for-sale securities	4,400	36,918	6,900
Net cash (used in) provided by investing activities	(21,309)	29,052	(2,919)
Financing Activities
Repurchases of common stock	—	(101)	—
Net proceeds from issuance of common stock	2,891	3,207	25
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,367)	(2,896)	(653)
Equity issuance costs	—	(8)	—
Net cash provided by (used in) financing activities	1,524	202	(628)
Effect of exchange rate changes on cash and cash equivalents	(755)	74	(7)
Increase in cash and cash equivalents	1,418	33,962	2,807
Cash and cash equivalents at beginning of period	56,731	22,769	31,248
Cash and cash equivalents at end of period	$58,149	$56,731	$34,055

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Operating Activities
Net loss	$(33,787)	$(4,679)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	31,162	3,527
Amortization of investment premiums, net	261	578
Amortization of inventory step-up	14,244	—
Stock-based compensation	15,052	11,080
Deferred income taxes	(1,709)	11
Gain on disposal of property and equipment	(39)	—
Loss on sale of available-for-sale securities	21	—
Impairment of long-lived assets	153	8
Impairment of lease	6,161	—
Changes in operating assets and liabilities:
Accounts receivable	5,971	(397)
Inventory	(10,069)	456
Prepaid and other assets	700	(402)
Accounts payable, accrued expenses and other current liabilities	(9,068)	66
Accrued compensation	4,845	3,670
Deferred revenue and deferred profit	526	2,234
Accrued price protection liability	6,200	1,468
Other long-term liabilities	(264)	382
Net cash provided by operating activities	30,360	18,002
Investing Activities
Purchases of property and equipment	(1,357)	(7,767)
Purchases of intangible assets	(100)	—
Cash used in acquisition, net of cash acquired	(3,615)	—
Purchases of available-for-sale securities	(45,680)	(36,457)
Maturities of available-for-sale securities	57,508	35,895
Net cash provided by (used in) investing activities	6,756	(8,329)
Financing Activities
Repurchases of common stock	(101)	—
Net proceeds from issuance of common stock	6,346	1,584
Minimum tax withholding paid on behalf of employees for restricted stock units	(4,528)	(3,641)
Equity issuance costs	(705)	—
Net cash provided by (used in) financing activities	1,012	(2,057)
Effect of exchange rate changes on cash and cash equivalents	(675)	(11)
Increase in cash and cash equivalents	37,453	7,605
Cash and cash equivalents at beginning of period	20,696	26,450
Cash and cash equivalents at end of period	$58,149	$34,055

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2015	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$58,149	$56,731	$20,696
Short-term investments, available-for-sale	26,797	16,638	48,399
Accounts receivable, net	41,766	41,561	18,523
Inventory	36,265	38,822	10,858
Prepaid expenses and other current assets	4,500	5,297	2,438
Total current assets	167,477	159,049	100,914
Property and equipment, net	20,543	23,123	12,441
Long-term investments, available-for-sale	19,847	8,706	10,256
Intangible assets, net	79,655	93,377	10,386
Goodwill	49,373	48,888	1,201
Other long-term assets	5,715	6,158	513
Total assets	$342,610	$339,301	$135,711

Liabilities and stockholders’ equity
Current liabilities	$67,485	$74,236	$33,246
Other long-term liabilities	10,597	10,723	3,363
Total stockholders’ equity	264,528	254,342	99,102
Total liabilities and stockholders’ equity	$342,610	$339,301	$135,711

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
GAAP net income (loss)	$1,582	$(30,647)	$(3,205)
Stock-based compensation:
Cost of net revenue	73	61	35
Research and development	3,496	3,053	2,574
Selling, general and administrative	1,442	1,680	1,393
Total stock-based compensation	5,011	4,794	4,002
Share-based bonus plan*:
Cost of net revenue	148	6	—
Research and development	1,182	1,479	6
Selling, general and administrative	753	556	65
Total share-based bonus plan	2,083	2,041	71
Amortization of purchased intangible assets:
Cost of net revenue	1,572	1,052	—
Research and development	97	96	—
Selling, general and administrative	12,066	7,985	—
Total amortization of purchased intangible assets	13,735	9,133	—
Amortization of inventory step-up	958	13,286	—
Acquisition and integration costs	32	2,813	—
Restricted merger proceeds	209	208	—
Change in fair value of contingent consideration	9	51	—
Severance charges	443	38	—
Restructuring charges	425	11,389	—
Impairment of production masks	153	—	—
IP litigation costs, net	144	364	876
Release of valuation allowance due to net deferred tax liability acquired	341	(1,933)	—
Non-GAAP net income	$25,125	$11,537	$1,744
Shares used in computing non-GAAP basic net income per share	60,644	52,586	36,901
Shares used in computing GAAP diluted net income (loss) per share	63,209	52,586	36,901
Dilutive common stock equivalents	—	2,536	2,357
Shares used in computing non-GAAP diluted net income per share	63,209	55,122	39,258
Non-GAAP basic net income per share	$0.41	$0.22	$0.05
Non-GAAP diluted net income per share	$0.40	$0.21	$0.04

*
Share-based bonus plan for the three months ended September 30, 2015 and June 30, 2015 relates to an accrual related to our performance based bonus plan for 2015, which will be settled in stock in 2016. For the three months ended September 30, 2015 and June 30, 2015, the share-based bonus plan also included an increase of $0.3 million and $0.3 million, respectively, for the accrual of restricted stock unit awards and incentives to be granted to Physpeed and Entropic continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones. Share-based bonus plan for the three months ended September 30, 2014 relates to an accrual related to our performance based bonus plan for 2014, which was settled in stock in May 2015.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2015	September 30, 2014
GAAP net loss	$(33,787)	$(4,679)
Stock-based compensation:
Cost of net revenue	169	96
Research and development	8,889	7,152
Selling, general and administrative	4,466	3,832
Total stock-based compensation	13,524	11,080
Share-based bonus plan*:
Cost of net revenue	159	22
Research and development	2,974	1,154
Selling, general and administrative	1,655	1,002
Total share-based bonus plan	4,788	2,178
Amortization of purchased intangible assets:
Cost of net revenue	2,624	—
Research and development	309	—
Selling, general and administrative	20,051	—
Total amortization of purchased intangible assets	22,984	—
Amortization of inventory step-up	14,244	—
Acquisition and integration costs	5,349	—
Restricted merger proceeds	625	—
Change in fair value of contingent consideration	(122)	—
Severance charges	1,153	—
Restructuring charges	11,814	—
Impairment of production masks	153	—
IP litigation costs, net	1,135	1,884
Release of valuation allowance due to net deferred tax liability acquired	(1,592)	—
Non-GAAP net income	$40,268	$10,463
Shares used in computing non-GAAP basic net income per share	50,528	36,127
Shares used in computing GAAP diluted net loss per share	50,528	36,127
Dilutive common stock equivalents	2,376	2,663
Shares used in computing non-GAAP diluted net income per share	52,904	38,790
Non-GAAP basic net income per share	$0.80	$0.29
Non-GAAP diluted net income per share	$0.76	$0.27

*
Share-based bonus plan for the nine months ended September 30, 2015 primarily relates to an accrual related to our performance based bonus plan for 2015 increased by $0.8 million for the accrual of restricted stock unit awards and incentives to be granted to Physpeed and Entropic continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones. The performance based bonus plan was partially settled in stock in 2015 with the remainder to be settled in stock in 2016. Share-based bonus plan for the nine months ended September 30, 2014 relates to an accrual related to our performance based bonus plan for 2014, which was settled in stock in May 2015.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
GAAP gross profit as a % of revenue	53.6%	38.0%	61.2%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.2%	—%	—%
Amortization of purchased intangibles:
Cost of net revenue	1.6%	1.5%	—%
Impairment of production masks	0.2%	—%	—%
Amortization of inventory step-up	1.0%	18.8%	—%
Non-GAAP gross profit as a % of revenue	56.7%	58.4%	61.3%

GAAP income (loss) from operations as a % of revenue	1.8%	(45.3)%	(9.8)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	3.7%	4.3%	7.9%
Selling, general and administrative	1.5%	2.4%	4.3%
Share-based bonus plan:
Cost of net revenue	0.2%	—%	—%
Research and development	1.2%	2.1%	—%
Selling, general and administrative	0.8%	0.8%	0.2%
Amortization of purchased intangible assets:
Cost of net revenue	1.6%	1.5%	—%
Research and development	0.1%	0.1%	—%
Selling, general and administrative	12.7%	11.3%	—%
Impairment of production masks	0.2%	—%	—%
Amortization of inventory step-up	1.0%	18.8%	—%
Acquisition and integration costs	—%	4.0%	—%
Restricted merger proceeds	0.2%	0.3%	—%
Change in fair value of contingent consideration	—%	0.1%	—%
Severance charges	0.5%	0.1%	—%
Restructuring charges	0.4%	16.1%	—%
IP litigation costs, net	0.2%	0.5%	2.7%
Non-GAAP income from operations as a % of revenue	26.2%	17.2%	5.4%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Nine Months Ended
	September 30, 2015	September 30, 2014
GAAP gross profit as a % of revenue	49.5%	61.8%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	—%
Amortization of purchased intangibles:
Cost of net revenue	1.2%	—%
Impairment of production masks	0.1%	—%
Amortization of inventory step-up	7.1%	—%
Non-GAAP gross profit as a % of revenue	58.1%	61.9%

GAAP loss from operations as a % of revenue	(17.3)%	(4.3)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	4.4%	7.1%
Selling, general and administrative	2.2%	3.8%
Share-based bonus plan:
Cost of net revenue	0.1%	—%
Research and development	1.5%	1.1%
Selling, general and administrative	0.8%	1.0%
Amortization of purchased intangible assets:
Cost of net revenue	1.2%	—%
Research and development	0.2%	—%
Selling, general and administrative	10.0%	—%
Impairment of production masks	0.1%	—%
Amortization of inventory step-up	7.1%	—%
Acquisition and integration costs	2.7%	—%
Restricted merger proceeds	0.3%	—%
Change in fair value of contingent consideration	(0.1)%	—%
Severance charges	0.6%	—%
Restructuring charges	5.9%	—%
IP litigation costs, net	0.6%	1.9%
Non-GAAP income from operations as a % of revenue	20.4%	10.7%